Exhibit 10.28

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is effective as of January 1, 2015 (the "Effective Date"), by and between FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation ("FIS" or the "Company"), and Frank Martire (the "Employee") and amends that certain Employment Agreement dated as of March 31, 2009, and previously amended as of December 1, 2009, and March 30, 2012 (as previously amended, the "Agreement"). Unless expressly amended herein, the terms of the Agreement remain in full force and effect. In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:
1.The first sentence of Section 2 of the Agreement is deleted and the following is inserted in lieu thereof:
“2.    Employment and Duties. Subject to the terms and conditions of this Agreement, Company employs Employee to serve as the Executive Chairman of the FIS Board of Directors.”
2.    The first sentence of Section 4 of the Agreement is deleted and the following is inserted in lieu thereof:
“4.    Salary. During the Employment Term, Company shall pay Employee an annual base salary, before deducting all applicable withholdings, of $800,000 per year, payable at the time and in the manner dictated by Company's standard payroll policies.”
3.    Section 5(c) is deleted and the following is inserted in lieu thereof:

“(c)
supplemental disability insurance sufficient to provide a benefit to Employee equal to two-thirds of Employee’s pre-disability Annual Base Salary until Employee reaches the age of 70, provided that such coverage is available in the market using traditional standards of underwriting;”

4.    Section 5(d) is deleted and the following is inserted in lieu thereof:

“(d)
an annual incentive bonus opportunity under Company's annual incentive plan for each calendar year included in the Employment Term, with such opportunity to be earned based upon attainment of performance objectives established by the Company ("Annual Bonus"). Employee's target Annual Bonus shall be no less than 200% of Employee's then current Annual Base Salary, with a maximum of up to 2 times target (collectively, the target and maximum Annual Bonus are referred to as the "Annual Bonus Opportunity"). Employee's Annual Bonus Opportunity may be periodically reviewed and increased by the Committee or the Board, but may not be decreased without

Employee's express written consent. Employee’s Annual Bonus is subject to the Company’s clawback policy, pursuant to which the Company may recoup all or a portion of any bonus paid if, after payment, there is a finding of fraud, a restatement of financial results, or errors or omissions discovered that call into question the business results on which the bonus was based. If owed pursuant to the terms of the plan, the Annual Bonus shall be paid no later than the March 15th first following the calendar year to which the Annual Bonus relates. Unless provided otherwise herein or the Committee determines otherwise, no Annual Bonus shall be paid to Employee unless Employee is employed by Company, or an affiliate thereof, on the last day of the measurement period; and”
5.    The following is inserted as Section 6 and all subsequent Sections are renumbered accordingly:
“6.    Compensation Policies. Company has adopted certain compensation related policies that apply to Employee. Employee acknowledges that, as a corporate officer, he is expected to maintain an ownership level in Company stock of at least two (2) times his annual base salary and that following the vesting of any restricted shares granted to him, Employee must hold 50% of those shares for at least six (6) months. Employee further represents that he has read and understands the Company’s policies regarding insider trading and prohibiting the hedging and pledging of Company stock.”
6.    Section 9(a)(iii)(B) is deleted and the following is inserted in lieu thereof:
“(B) the target Annual Bonus in the year in which the Date of Termination occurs;”
IN WITNESS WHEREOF the parties have executed this Amendment to be effective as of the date first set forth above.

FIDELITY NATIONAL INFORMATION SERVICES, INC. By: _/s/ Michael P. Oates_____ Its: CEVP, General Counsel
FRANK MARTIRE __/s/ Frank Martire__________

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